Exhibit 99.1

NEWS RELEASE Media Contact: David W. Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES REPORTS

FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

AVON, Conn. — February 28, 2012 — Magellan Health Services Inc. (NASDAQ: MGLN) today reported financial results for the fourth quarter and full year 2011, as summarized below. For the year ended December 31, 2011, the company reported net revenue of $2,799.4 million, segment profit of $270.4 million, and net income of $129.6 million or $4.17 per diluted common share. Segment profit represents income from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes.

Financial Results

	Three Months Ended December 31			Year Ended December 31
(Millions, except per share results)	2011	2010	Increase/ (Decrease)	2011	2010	Increase/ (Decrease)
Revenue	$721.5	$749.2	(3.7)%	$2,799.4	$2,969.2	(5.7)%
Segment Profit	63.2	61.2	3.3%	270.4	291.1	(7.1)%
Net Income	29.7	32.9	(9.7)%	129.6	138.7	(6.6)%
Earnings per Share	1.05	0.95	10.5%	4.17	4.03	3.5%

As of December 31, 2011, the company had unrestricted cash and investments of $183.2 million.

“Magellan had a strong fourth quarter, which completed a successful 2011,” said René Lerer, M.D., chairman and chief executive officer. “In addition to achieving solid financial results, our accomplishments during the year included attracting new customers, retaining existing customers and implementing a focused growth strategy in Medicaid and Pharmacy. Contributing to Magellan’s success was strong performance in our Radiology Benefits Management and Medicaid Administration business segments. Additionally, our Public Sector and Commercial behavioral health segments had important customer wins that are being implemented in the first quarter of 2012.

“We are moving aggressively in our two leading strategic initiatives — expanding more broadly into the Medicaid market and providing comprehensive management of the total drug spend. These are essential components of our growth strategy, and have been and will continue to be a focus for investment. We have significant capabilities and experience in serving the Medicaid population and managing pharmaceutical costs, and we will continue to invest to grow those capabilities to meet the needs of customers and ensure our success.”

“There is a significant level of activity across our business lines to achieve growth, retention and profitability objectives, while maintaining our track record of product innovation,” said Karen S. Rohan, Magellan’s president. “We successfully implemented new contracts with Blue Shield of California and the Central Region of New York State on January 1, and will go live with the state of Louisiana on March 1. These contracts expand our presence in the marketplace by serving millions of new members.

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

“Throughout 2012, we will intensify our effort to renew key accounts and accelerate initiatives to improve business outcomes. We have already taken decisive steps to position Magellan to be successful for the rebid of the Maricopa County, Ariz., account. Our recently announced joint venture with Phoenix Health Plan is a clear demonstration of our ability to adapt and innovate in a changing marketplace where customers are seeking new solutions. Additionally, driving operational excellence remains a priority, and we are executing targeted initiatives to address cost pressures in our Commercial behavioral health segment.”

Outlook

“Overall we completed a strong 2011, exceeding our segment profit guidance for the year,” said Jonathan N. Rubin, chief financial officer. “In addition to delivering good results, we returned significant capital to shareholders through our share repurchase program. Magellan’s strong cash flow and the availability of a previously announced credit facility give us the financial flexibility to support our strategy for growth.

“We are reaffirming our guidance for 2012, which calls for net revenue in the range of $3.2 billion to $3.4 billion, and net income in the range of $91 million to $109 million, which translates into diluted earnings per share in the range of $3.25 to $3.89. Additionally, we expect segment profit for 2012 to be in the range of $240 million to $260 million.”

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Tuesday, February 28, 2012. To participate in the conference call, interested parties should call 1-888-566-8408 and reference the pass code Fourth Quarter Earnings Call 2011 approximately 15 minutes before the start of the call. The conference call will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services:  Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, employers and government agencies, serving approximately 31.1 million members in our behavioral health business, 15.6 million members in our radiology benefits management segment, and 6 million members in our medical pharmacy management product. In addition, the specialty pharmaceutical segment serves 41 health plans and several pharmaceutical manufacturers and state Medicaid programs. The company’s Medicaid Administration segment serves 25 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2012 net revenue, net income, segment profit, earnings per share, and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk

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members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 25, 2011, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2011 and the company’s Annual Report on Form 10-K for the year ended December 31, 2011, expected to be filed with the Securities and Exchange Commission and posted on the company’s website later today.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2011 (1)	2010	2011 (1)
	(unaudited)	(unaudited)

Net revenue	$749,210	$721,464	$2,969,240	$2,799,400

Cost and expenses:
Cost of care	491,668	461,527	1,907,985	1,784,724
Cost of goods sold	52,492	64,479	218,630	232,038
Direct service costs and other operating expenses (2)	147,130	136,250	566,582	529,634
Depreciation and amortization	13,075	15,335	54,682	58,623
Interest expense	482	1,080	2,233	2,502
Interest income	(809)	(516)	(3,275)	(2,781)
	704,038	678,155	2,746,837	2,604,740
Income before income taxes	45,172	43,309	222,403	194,660
Provision for income taxes	12,244	13,570	83,744	65,037
Net income	32,928	29,739	138,659	129,623
Other comprehensive (loss) income	(126)	143	(105)	(159)
Comprehensive income	$32,802	$29,882	$138,554	$129,464

Weighted average number of common shares outstanding — basic	33,971	27,724	33,779	30,478
Weighted average number of common shares outstanding — diluted	34,730	28,300	34,441	31,058

Net income per common share — basic	$0.97	$1.07	$4.10	$4.25
Net income per common share — diluted	$0.95	$1.05	$4.03	$4.17

(1)         For a more detailed discussion of Magellan’s results for the year ended December 31, 2011, refer to the Company’s Annual Report on Form 10-K, which will be filed with the SEC on February 28, 2012, and the live broadcast or taped replay of the Company’s earnings conference call on Tuesday, February 28, 2012, which will be available at www.MagellanHealth.com.

(2)         Includes stock compensation expense of $3,272 and $4,010 for the three months ended December 31, 2010 and 2011, respectively, and $15,102 and $17,418 for the years ended December 31, 2010 and 2011, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2010	2011 (1)

Cash flows from operating activities:
Net income	$138,659	$129,623

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,682	58,623
Non-cash interest expense	569	1,033
Non-cash stock compensation expense	15,102	17,418
Non-cash income tax expense	42,251	8,308
Non-cash amortization on investments	10,155	12,309
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	42,925	(69,060)
Accounts receivable, net	3,262	(15,609)
Inventory	(2,347)	(11,657)
Other assets	(14,847)	(5,672)
Accounts payable and accrued liabilities	14,447	(7,251)
Medical claims payable and other medical liabilities	3,638	(7,905)
Other	445	1,843
Net cash provided by operating activities	308,941	112,003

Cash flows from investing activities:
Capital expenditures	(46,162)	(54,394)
Acquisitions and investments in businesses, net of cash acquired	—	(376)
Purchase of investments	(291,289)	(259,552)
Maturity of investments	226,957	330,583
Net cash (used in) provided by investing activities	(110,494)	16,261

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(1,120)	(559)
Payments to acquire treasury stock	(149,805)	(407,645)
Proceeds from issuance of equity	—	20,000
Proceeds from exercise of stock options and warrants	92,876	41,796
Tax benefit from exercise of stock options and vesting of stock awards	1,121	2,038
Other	(847)	(1,211)
Net cash used in financing activities	(57,775)	(345,581)

Net increase (decrease) in cash and cash equivalents	140,672	(217,317)
Cash and cash equivalents at beginning of period	196,507	337,179
Cash and cash equivalents at end of period	$337,179	$119,862

(1)         The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 will be filed with the SEC on February 28, 2012.

(2)         Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the year ended December 31, 2010, restricted cash of $36,701 was shifted to restricted investments that resulted in an operating cash flow source.  During the year ended December 31, 2011, restricted investments of $62,298 were shifted to restricted cash that resulted in an operating cash flow use.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2011 (1)	2010	2011 (1)
	(unaudited)	(unaudited)
Net revenue
- Commercial	$164,267	$136,694	$652,221	$561,780
- Public Sector	360,512	384,755	1,442,093	1,459,659
- Radiology Benefits Management	123,006	85,856	454,105	344,335
- Specialty Pharmaceutical Management	65,906	82,555	270,646	295,943
- Medicaid Administration (2)	54,980	52,831	176,283	220,453
- Elimination (2)	(19,461)	(21,227)	(26,108)	(82,770)
Total net revenue	749,210	721,464	2,969,240	2,799,400

Cost of care
- Commercial	99,375	78,240	365,115	314,178
- Public Sector (2)	315,847	337,870	1,246,779	1,271,532
- Radiology Benefits Management	78,305	47,509	298,516	205,240
- Medicaid Administration	17,602	19,135	23,683	76,544
- Elimination (2)	(19,461)	(21,227)	(26,108)	(82,770)
Total cost of care	491,668	461,527	1,907,985	1,784,724

Cost of goods sold - Specialty Pharmaceutical Management	52,492	64,479	218,630	232,038

Direct service costs and other operating expenses
- Commercial	40,938	39,258	156,278	152,760
- Public Sector	17,018	17,024	67,577	67,227
- Radiology Benefits Management	20,067	14,401	67,672	61,681
- Specialty Pharmaceutical Management	6,831	5,686	26,368	24,344
- Medicaid Administration	29,757	25,198	124,312	103,254
- Corporate	32,519	34,683	124,375	120,368
Total direct service costs and other operating expenses	147,130	136,250	566,582	529,634

Stock compensation expense (3)
- Commercial	(158)	(162)	(714)	(839)
- Public Sector	(160)	(218)	(714)	(872)
- Radiology Benefits Management	(362)	(325)	(1,485)	(1,563)
- Specialty Pharmaceutical Management	(59)	(54)	(424)	(693)
- Medicaid Administration	2	(24)	(74)	(124)
- Corporate	(2,535)	(3,227)	(11,691)	(13,327)
Total stock compensation expense	(3,272)	(4,010)	(15,102)	(17,418)

Segment profit (loss)
- Commercial	24,112	19,358	131,542	95,681
- Public Sector	27,807	30,079	128,451	121,772
- Radiology Benefits Management	24,996	24,271	89,402	78,977
- Specialty Pharmaceutical Management	6,642	12,444	26,072	40,254
- Medicaid Administration	7,619	8,522	28,362	40,779
- Corporate and Elimination	(29,984)	(31,456)	(112,684)	(107,041)
Total segment profit	$61,192	$63,218	$291,145	$270,422

Reconciliation of segment profit to income before income taxes:
Segment profit	$61,192	$63,218	$291,145	$270,422
Stock compensation expense	(3,272)	(4,010)	(15,102)	(17,418)
Depreciation and amortization	(13,075)	(15,335)	(54,682)	(58,623)
Interest expense	(482)	(1,080)	(2,233)	(2,502)
Interest income	809	516	3,275	2,781
Income before income taxes	$45,172	$43,309	$222,403	$194,660

(1)         The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 will be filed with the SEC on February 28, 2012.

(2)         Effective September 1, 2010, Public Sector has subcontracted with Medicaid Administration to provide pharmacy benefits management services on a limited risk basis for one of Public Sector’s customers.  As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3)         Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.